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                                                                  Exhibit 23(a)




               Consent of Independent Certified Public Accountants

     We have issued our reports dated September 24, 1996, accompanying the consolidated financial statements and schedule incorporated by reference or included in the Annual Report of Valley Resources, Inc. and subsidiaries on Form 10-K for the year ended August 31, 1996. We hereby consent to the inclusion and incorporation by reference of said reports in the Prospectus and Registration Statement, Amendment No. 1, (Registration No. 333-30113) of Valley Resources, Inc. and subsidiaries filed on Form S-2.



                                                     /s/ Grant Thornton LLP
                                                     --------------------------
                                                     GRANT THORNTON LLP


Boston, Massachusetts
August 1, 1997